Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

IXYS Corporation

Milpitas, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-192269, 333-177784, 333-174797, 333-167548, 333-163975, 333-147256, 333-139502, 333-109857, 333-96081 and 333-92204) of IXYS Corporation of our reports dated June 13, 2014, relating to the consolidated financial statements and the effectiveness of IXYS Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Francisco, CA

June 13, 2014